Exhibit 10.29
NEGOTIATED SETTLEMENT AGREEMENT, RELEASE, AND COVENANT NOT TO SUE
     FOR AND IN CONSIDERATION of the mutual promises, covenants, and agreements made by and between BRADLEY A. SPIEGEL (“EMPLOYEE”, a term which includes himself/herself and all assigns, heirs, and successors in interest) and IDEX SERVICE CORP., INC. (“COMPANY”, a term which includes IDEX Service Corp., Inc., parent, subsidiary, or affiliated companies, as well as the officers, directors, shareholders, employees, agents, attorneys and contractors of each), the parties agree as follows:
1. Termination of Employment. EMPLOYEE’S employment with the COMPANY will end on December 31, 2008, whereupon all benefits and privileges related to employment ceased (or will cease), except as set forth in this Agreement.
2. Non Admission. EMPLOYEE agrees and acknowledges that this Agreement does not constitute an admission of liability on the part of the COMPANY in any respect.
3. Adequacy of Consideration. For and in consideration of the benefits outlined in paragraph 4 and other good and valuable consideration, the parties acknowledge the adequacy of the consideration provided herein by each to the other, that this is a legally binding document, and that they intend to comply with and be faithful to its terms.
4. Consideration to EMPLOYEE. In consideration for the promises of EMPLOYEE set forth herein, and for so long as EMPLOYEE is not in breach of this agreement, the COMPANY agrees to:
a.	Pay EMPLOYEE a Standard Severance Benefit of Three Hundred Fifty Thousand Dollars and Four Cents ($350,000.04) minus statutorily required deductions in 26 equal installments of ($13,461.54) Such amount to be paid on the COMPANY’S regularly scheduled pay dates. The first installment payment will be made on the COMPANY’S first regularly scheduled payday that occurs more than ten (10) days after the Agreement becomes final and binding, provided that EMPLOYEE does not breach the Agreement or revoke it pursuant to Paragraph 8. This standard severance benefit shall continue provided the EMPLOYEE is not gainfully employed. Consulting agreements (including with IDEX) shall not be considered as employment.

b.	Pay EMPLOYEE an Enhanced Severance Benefit in a single lump sum of Four Hundred Thousand Dollars and Zero Cents ($400,000.00) minus all statutorily required deductions to be paid by December 31, 2008 provided that EMPLOYEE does not breach this Agreement or revoke it pursuant to Paragraph 8.

c.	Pay for EMPLOYEE to receive Outplacement Services for a period of 365 days.

d.	Pay for the Employee’s COBRA (including medical, dental, and vision) for the 2009 calendar year.
EMPLOYEE shall not be eligible for any other payments after termination other than as provided herein.

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5. Release. In consideration for the undertakings and promises of the COMPANY set forth in this Agreement, the EMPLOYEE unconditionally releases, discharges, holds harmless, and agrees to indemnify the COMPANY from each and every claim, cause of action, right, liability or demand of any kind, and from any claims which may be derived therefrom (collectively referred to as “claims”), that EMPLOYEE had, has or might claim to have against the COMPANY at the time EMPLOYEE executes this Agreement, including but not limited to any and all claims:
a.	arising from EMPLOYEE’S employment, pay, bonuses, employee benefits, and other terms and conditions of employment or employment practices of the COMPANY;

b.	relating to the termination of EMPLOYEE’S employment with the COMPANY or the surrounding circumstances thereof;

c.	relating to payment of any attorneys’ fees for EMPLOYEE;

d.	based on discrimination on the basis of race, color, religion, sex, national origin, handicap, disability, or any other category protected by law under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 USC § 1981, Executive Order 11246, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Consolidated Omnibus Budget Reconciliation Act of 1985, State Fair Employment Practices laws, including the Illinois Human Rights Act (as any of these laws may have been amended) or any other similar federal, state and local labor, employment or anti-discrimination laws;

e.	based on any contract, tort, whistleblower, personal injury, or wrongful discharge theory; and

f.	based on any other federal, state or local constitution, regulation, law (statutory or common), or legal theory.
In consideration for the undertakings and promises of the EMPLOYEE set forth in this Agreement, the COMPANY unconditionally releases, discharges, holds harmless and agrees to indemnify EMPLOYEE from each and every claim the COMPANY had, has or might claim to have against EMPLOYEE at the time the COMPANY executes this Agreement, except for any claim based on, or arising in connection with, a violation of law or COMPANY policy by EMPLOYEE.
6. Other Benefits. Nothing in this Agreement shall:
a.	alter or reduce any vested, accrued benefits (if any) EMPLOYEE may have to any pension benefits to which EMPLOYEE may be entitled under the IDEX Corporation Defined Contribution Plan or the IDEX Corporation Savings {401(k)} Plan or under the IDEX Corporation Supplemental Executive Retirement Plan; or

b.	affect EMPLOYEE’S right to elect and pay for continuation of health insurance coverage under the COMPANY’S Health Benefit Plan pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 (C.O.B.R.A.).
7. Release of Any Age Discrimination Claim. In compliance with the requirements of the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers’ Benefit Protection Act (OWBPA), EMPLOYEE acknowledges by his/her signature below that, with respect to the rights and claims waived and released under the ADEA and OWBPA:

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a.	EMPLOYEE has read and understands this Agreement;

b.	EMPLOYEE was given at least 45 days from the date this Agreement was initially presented to accept the terms of this Agreement;

c.	EMPLOYEE was advised in writing, via this Agreement, to consult with an attorney before signing this Agreement;

d.	EMPLOYEE had an opportunity to consult with an attorney before signing this Agreement;

e.	EMPLOYEE is releasing the COMPANY from, among other things, any claims of age discrimination under the ADEA or OWBPA;

f.	EMPLOYEE understands that the release of age discrimination claims contained in this Agreement does not cover any rights or claims that may arise after the date of this Agreement against the COMPANY.
8. Revocation of Age Release. EMPLOYEE may revoke the portion of this Agreement relating to release of age discrimination claims covered by the ADEA or OWBPA within seven (7) calendar days after signing it. To be effective, such revocation must be received in writing by Harold Morgan, Vice President, Human Resources, 630 Dundee Road, Suite 400, Northbrook, Illinois 60062. Revocation can be made by hand delivery, telegram, facsimile, or postmarking before the expiration date of this seven (7) day period.
9. EMPLOYEE’s Promise Not to Sue or Accept Recovery.
a.	EMPLOYEE promises not to sue the COMPANY or any party released herein on account of any claim released in this Agreement. Other than unemployment benefits, EMPLOYEE further promises not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative remedies which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local, and not to voluntarily assist any individual or entity in connection with any administrative charges, investigations, actions, lawsuits or remedies which may be filed against the COMPANY.

b.	As of the date EMPLOYEE signs this Agreement, he/she has not filed any charge, complaint, or lawsuit over any claim(s) referred to in this Agreement. While EMPLOYEE understands that the law permits, and that he/she is not foreclosed from filing an agency charge, should any such charge or action be filed by EMPLOYEE or on his/her behalf involving matters covered by this Agreement, EMPLOYEE agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform it that any individual claims he/she might otherwise have had have been settled. EMPLOYEE agrees not to file any other lawsuit at any time over any claims released in this Agreement, provided, however, that this Agreement does not prevent EMPLOYEE from filing a lawsuit challenging whether this Agreement is itself legal under the requirements of the ADEA and the OWBPA. Should EMPLOYEE file such a suit and lose, EMPLOYEE understands that he/she will be personally liable for any of his/her own legal fees and costs.
10. Representations.
a.	EMPLOYEE represents that as of the date he/she signs this Agreement he/she has no previously undisclosed work related injuries to the best of his/her knowledge.

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b.	EMPLOYEE further represents that as of the date he/she signs this Agreement, he/she has received all wages and compensations to which he/she is entitled.

c.	COMPANY represents that as of the date of signing this agreement, it is not aware of any violations of law or COMPANY policy by EMPLOYEE.
11. Confidentiality. EMPLOYEE agrees to keep all matters concerning this Agreement, as well as the facts, circumstances, and contents of this Agreement, confidential from the date of this Agreement forward, and not to discuss with anyone (other than his/her spouse, attorney(s) or tax advisor(s)) or authorize discussion by anyone of the terms of this Agreement. Nothing in this Agreement shall prohibit any party from complying with any subpoena or other legal requirement to disclose information relating to this matter.
12. Non-Solicitation of COMPANY Employees. EMPLOYEE agrees that COMPANY has invested substantial time and effort in assembling and training its present staff of personnel. Accordingly, EMPLOYEE agrees that for a period of one (1) year from the date of this Agreement, EMPLOYEE will not directly or indirectly induce or solicit or seek to induce or solicit on behalf of employee or others any of the COMPANY’s employees to leave employment with COMPANY.
13. Non-Solicitation of Customers. EMPLOYEE agrees that the COMPANY’s relationships with its Customers are solely the assets and property of the COMPANY. EMPLOYEE agrees that for a period of one (1) years following termination of EMPLOYEE’s employment for any reason, EMPLOYEE shall not directly or through others solicit or attempt to solicit any of the COMPANY’s Customers for the purpose of providing products or services competitive to those offered by the COMPANY. This restriction applies only to those Customers with whom EMPLOYEE had material contact on behalf of the COMPANY. “Material contact” means: (i) direct personal contact with a Customer for the purpose of, respectively, purchasing materials or services for use by the COMPANY or selling the COMPANY’s products or services to Customers or (ii) any direct supervision of direct personal contacts other employees of the COMPANY may have with Customers. Customers are those Customers and prospective Customers with whom EMPLOYEE had material contact within one (1) year prior to the termination of EMPLOYEE’s employment with the COMPANY. Notwithstanding anything in this Section (13), EMPLOYEE shall be permitted to consult with “Moo Bella”,.
14. Covenant Against Competition. EMPLOYEE agrees that for a period of one (1) year following termination of Employee’s employment, Employee shall not directly or indirectly, whether as an employee, consultant, independent contractor, officer, director, shareholder (other than an owner of 10% or less of the

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outstanding shares of any publicly traded company) or owner of a competing business, engage in any business which provides products and or services which are the same or substantially similar to those with which EMPLOYEE was involved while employed by the COMPANY. Employee acknowledges and agrees that the restrictions and promises set forth in this Agreement are reasonable given the COMPANY’s need to protect its Trade Secrets and Confidential Information, particularly given the complexity and competitive nature of the industry, and that EMPLOYEE has sufficient resources to find alternative, commensurate employment in EMPLOYEE’s respective fields of expertise that would not violate this paragraph (14) or this Agreement. The COMPANY and the EMPLOYEE agree that the covenants set forth in this Agreement shall be enforced to the fullest extent permitted by law. Accordingly, if, in any judicial proceedings, a court shall determine that any such covenant is unenforceable for any reason, including, without limitation, because it is overly broad or survives too long a period of time, or, in the event that any one or more of such covenants shall, either by itself or together with other covenants be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interests of the COMPANY, but would be adjudged reasonable if any particular covenant or covenants or parts thereof were deleted, restricted, or limited in a particular manner, then the said covenants shall apply with such deletions, restrictions, or limitations, as the case may be. The COMPANY and EMPLOYEE further agree that the covenants set forth above are reasonable in all circumstances for the protection of the legitimate interests of the COMPANY, and that the covenants of the EMPLOYEE herein, including but not limited to the EMPLOYEE’s limited covenant not to engage in competition with the COMPANY are being made in partial consideration of the COMPANY’s agreement to provide the severance benefits, as described herein.
15. Waiver of Reinstatement. EMPLOYEE hereby waives any right to reinstatement, reemployment or employment with the COMPANY. EMPLOYEE further agrees not to apply for future employment with the COMPANY unless EMPLOYEE has notified the Vice President of Human Resources for IDEX Corporation in advance.
16. No Harassing Conduct. EMPLOYEE covenants that he/she shall not undertake any harassing or disparaging conduct directed at any party to this Agreement and that he/she shall refrain from making any harassing or disparaging statements concerning any party to this Agreement to any third party.

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17. Trade Secret and Confidential Information. EMPLOYEE acknowledges that in the course of employment, EMPLOYEE had access to and obtained knowledge of trade secrets and/or confidential information relating to the COMPANY’s business. EMPLOYEE recognizes and acknowledges that the COMPANY’s Trade Secret and Confidential Information constitutes valuable, special and unique assets of the COMPANY and use or disclosure thereof contrary to the terms of this Agreement would cause substantial loss of competitive advantage and other serious injury to the COMPANY.
a.	“Trade Secrets” means all information from which the COMPANY, or any person or company that does business with the COMPANY, derives actual or potential economic value from its not being known by those who can obtain economic value from its disclosure or use and it not being readily ascertainable by proper means. Trade Secrets means any item of confidential information that constitutes a “trade secret” under applicable common law or statutory law.

b.	“Confidential Information” means information which is treated by the COMPANY as confidential and which is of value to the COMPANY because it has not been made generally available to the public or to competitors of the COMPANY (other than by fault of EMPLOYEE), and includes but is not limited to oral, written and electronically or digitally stored information related to the COMPANY’s financial affairs, financing methods, profit and performance reports, accounting, marketing, methods of operation and sales, current or potential customer lists, current or potential vendor lists, business plans and strategies, product development, ideas, concepts, designs, improvements, processes, current and future development and expansion or contraction plans of the COMPANY, information concerning personnel assignments and personnel matters, training manuals, and any other information relating to the COMPANY’s business that is treated by the COMPANY as confidential or is labeled as “confidential” or to similar effect. Confidential information also includes any information described as proprietary or designated as confidential information, whether or not owned by the COMPANY.
     EMPLOYEE agrees that during employment with the COMPANY and for a period of two (2) years following the termination of said employment, EMPLOYEE shall not, other than on behalf of the COMPANY, divulge or make use of any confidential information of the COMPANY directly, indirectly, personally, or on behalf of any other person, business, corporation or entity, and further shall diligently protect any and all Confidential Information against loss by inadvertent or unauthorized disclosure, use or misappropriation during this period. This covenant is not intended to and does not limit in any way EMPLOYEE’s duties and obligations to the COMPANY under statutory or case law not to disclose or make personal use of such information or any trade secret information of the COMPANY.
18. Return of Property. EMPLOYEE agrees that EMPLOYEE has not removed and will not remove any COMPANY property from COMPANY’s premises, except as authorized by the COMPANY in writing, or that EMPLOYEE will return all of the COMPANY’s property immediately upon execution of this Agreement. Such property includes, but is not limited to, the original and any copies of any confidential information or trade secrets,

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all COMPANY-issued keys, pass cards, tools, samples, fax machines, cell phones, PDAs, computers (laptop and/or desk top), credit cards, rolodexes, files, brochures, equipment, documents, lists, reports, printouts, drawings, plans, sketches, computer disks, zip drives, printouts and any other record or document relating to the COMPANY and its services. Further, EMPLOYEE agrees that EMPLOYEE has not taken, procured, or copied any property of the COMPANY after notification of EMPLOYEE’S termination. Nevertheless, EMPLOYEE shall be permitted to keep his current laptop computer and any files (electronic or paper) associated with the Patent Infringement lawsuit (Civil Action No. 1:08-cv-05296) and any ongoing work concerning the “MOO BELLA” project. In addition EMPLOYEE shall be permitted to retain his current Blackberry, Corporate email account, teleconference service and distinct number and corporate credit card (for IDEX use only). EMPLOYEE shall be required to return all such referenced items at any time in the COMPANY’s sole discretion. The COMPANY shall work with EMPLOYEE to “port” EMPLOYEES current Blackberry phone number to a private account when it is no longer being used for company matters.
19. Cooperation in Legal Matters. In consideration for the promises and payments by the COMPANY pursuant to this Agreement, EMPLOYEE agrees to cooperate to the fullest extent possible in the preparation, defense or prosecution of any legal matters involving the COMPANY about which EMPLOYEE has or may have personal knowledge (other than termination of employment or any other claim against the COMPANY for breach of this Agreement), including any such matters which may be filed after the termination of EMPLOYEE’s employment. The COMPANY shall reimburse EMPLOYEE for all reasonable expenses related to any cooperation under this section 18 and EMPLOYEE shall be permitted to use COMPANY resources (travel agents, administrative assistants, 800 service, office space etc.) to assist with such cooperation. The IDEX Indemnity Agreement (executed May 1, 2008) shall continue in effect with respect to services rendered by EMPLOYEE to the COMPANY after the date of this agreement as if EMPLOYEE continued to serve as an officer of the COMPANY.
20. Cooperation in Professional Transition of Business Affairs. In consideration for the promises and payment(s) by the COMPANY pursuant to this Agreement, EMPLOYEE agrees to cooperate to the fullest extent possible in the professional transition of those business-related matters for which EMPLOYEE was responsible during employment with the COMPANY. In addition, during the first (1st) quarter (January, February & March) of 2009 the employee shall devote his best efforts to assist the COMPANY with the “MOO BELLA” project. Beginning in the second (2nd) quarter of 2009, COMPANY and EMPLOYEE shall negotiate a consulting fee for

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continued cooperation for the “MOO BELLA” project. The COMPANY shall reimburse EMPLOYEE for all reasonable expenses related to any cooperation under this section 19 and EMPLOYEE shall be permitted to use COMPANY resources (travel agents, administrative assistants, 800 service, office space etc.) to assist with such cooperation.
21. Construction of Agreement. The parties agree that construction of the provisions in this Agreement shall be in favor of their reasonable nature, legality, and enforceability, in that any reading causing unenforceability shall yield to a construction permitting enforceability. If any single covenant or clause shall be found unenforceable, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of the Agreement. The Parties shall not construe ambiguities in this Agreement against the drafter.
22. Choice of Law. It is the express intention of the parties that this Agreement and any questions concerning its validity, construction or performance be governed by the laws of the State of Illinois.
23. No Reliance Upon Other Statements. This Agreement is entered into without reliance upon any statement or representation of any party hereto or parties hereby released other than the statements and representations contained in writing in this Agreement,
24. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and supersedes any and all prior agreements or understandings with regard to the matters covered herein, and shall be binding upon and serve to the benefit of and be enforceable by the Company and its successors and assigns; To the extent the provisions are in conflict, this Agreement supersedes any existing agreements on the part of Employee related to Confidentiality, Non-Solicitation, Non-Competition, Assignment of Inventions, Work Product, and/or limitations on the use of Intellectual Property.
25. No Waiver. Any failure by any party to enforce any of their rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein.
26. Full and Knowing Waiver. By signing this Agreement, EMPLOYEE certifies that:
a.	he/she has carefully read and fully understands the provisions of this Agreement;

b.	he/she was advised by the COMPANY in writing, via this Agreement, to consult with an attorney before signing this Agreement;

c.	he/she had at least 45 days within which to consider this Agreement and consult with an attorney before signing this Agreement; and

d.	he/she agrees to its terms knowingly, voluntarily and without intimidation, coercion or pressure.

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IN WITNESS WHEREOF the undersigned hereunto set their hands to this Agreement on the dates written below.

BRADLEY A. SPIEGEL		IDEX SERVICE CORP., INC.
(“EMPLOYEE”)		(“COMPANY”)

By:	/s/ BS	By:	/s/ HM Harold Morgan
Date: 12/19/08
Its:

Vice President of Human Resources

		Date:	12/19/08

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